Exhibit 99.1

July 22, 2026

Alex Konanykhin

CEO

TransparentBusiness, Inc.

228 Park Avenue South #16065

New York, New York 10003

Dear Alex,

Please accept this letter as my formal resignation from the position of Chief Financial Officer of TransparentBusiness, Inc. effective end of business day on August 4, 2026. I am resigning for personal reasons.

I am fully committed to working with you and the Board of Directors to ensure a smooth and responsible transition and handover of my duties.

Thank you for the trust and confidence both you & the board have placed in me. I wish the company continued prosperity and success.

Sincerely,

Andrew Winn